Exhibit 21

WHIRLPOOL CORPORATION

List of Subsidiaries

Subsidiary and Name Under Which It Does Business	Jurisdiction in Which Organized
1900 Holdings Corporation	Delaware
A & E Factory Service, LLC	Delaware
Alno AG	Germany
BUD Comércio de Eletrodomésticos Ltda.	Brazil
BWI Products Italia s.r.l.	Italy
BWI Products Limited	England
Bauknecht AG	Switzerland
Bauknecht Hausgeräte GmbH	Germany
Bauknecht Limited	England
Beijing Embraco Snowflake Compressor Company Limited	China
Bill Page Orchestra, Inc.	California
Brasmotor S.A.	Brazil
Comercial Acros Whirlpool, S.A. de C.V.	Mexico
Consumer Appliances Service Limited	Hong Kong
Consórcio Nacional Brastemp Ltda.	Brazil
Ealing Compania de Gestiones y Participaciones S.A.	Uruguay
Elera Delaware, Inc.	Delaware
Elera Holdings Corporation	Delaware
Elica S.p.A.	Italy
Embraco Europe S.r.l.	Italy
Embraco Eurosales S.r.l.	Italy
Embraco Mexico Servicios, S. DE R.L. de C.V.	Mexico
Embraco Mexico, S. de R.L. de C.V.	Mexico
Embraco North America, Inc.	Delaware
Embraco Slovakia S.r.o.	Slovak Republic
Everest Campus, LLC.	Michigan
Great Teco Whirlpool Co., Ltd.	Taiwan
Guangdong Whirlpool Electrical Appliances Co., Ltd.	China
Hisense - Whirlpool (Zhejiang) Electric Appliances Co., Ltd.	China
Hoover Comercial - Limitada	Brazil
IRE Beteiligungs GmbH	Germany
Industrias Acros Whirlpool, S.A. de C.V.	Mexico
KitchenAid Delaware, Inc.	Delaware
KitchenAid Europa, Inc.	Delaware
KitchenAid Europa, Inc. (Brussels Branch)	Belgium
KitchenAid Promotions, LLC	Michigan
KitchenAid, Inc. (Ohio)	Ohio
LAWSA S.A.	Argentina
Latin America Sales and Service Company	Delaware
MLOG Armazém Geral Ltda.	Brazil
MacroSonix Corp.	Virginia
Maytag (Australia) Pty Ltd	Australia
Maytag Comercial, S. de R.L. de C.V.	Mexico
Maytag Limited	Ontario
Maytag Luxembourg S.à r.l.	Luxembourg
Maytag Properties, LLC	Michigan
Maytag Sales, Inc.	Delaware
Maytag Servicios, S. de R.L. de C.V.	Mexico

Subsidiary and Name Under Which It Does Business	Jurisdiction in Which Organized
Maytag Worldwide N.V.	Netherlands Antilles
New Home Technologies, L.L.C.	Texas
Nineteen Hundred Corporation	New York
Planihold S.A.	Brazil
Prestadora de Servicios Administrativos Regiomontana, S. de R. L. de C.V.	Mexico
Qingdao EECON Electronic Controls and Appliances Co., Ltd.	China
SASCO do Brasil, S.A.	Brazil
South American Sales Partnership	Florida
THC Assets Corporation	Delaware
Universal E-Commerce GmbH	Switzerland
WCGP Nova Scotia Co.	Nova Scotia
WFC de Mexico, S. de R.L. de C.V.	Mexico
Whirlpool (Australia) Pty. Limited	Australia
Whirlpool (Australia) Pty. Limited dba Whirlpool New Zealand	New Zealand
Whirlpool (B.V.I.) Limited	Virgin Islands (British)
Whirlpool (China) Investment Co., Ltd.	China
Whirlpool (Hong Kong) Limited	Hong Kong
Whirlpool (Malaysia) Sdn Bhd	Malaysia
Whirlpool (Thailand) Limited	Thailand
Whirlpool (UK) Limited	England
Whirlpool America Holdings Corp.	Delaware
Whirlpool Argentina S.A.	Argentina
Whirlpool ASEAN Co.	Delaware
Whirlpool Asia B.V.	Netherlands (The)
Whirlpool Asia Inc.	Delaware
Whirlpool Austria GmbH	Austria
Whirlpool Asia Private Limited	India
Whirlpool Baltic UAB	Lithuania
Whirlpool Benelux N.V./S.A.	Belgium
Whirlpool Bulgaria Ltd.	Bulgaria
Whirlpool CIS Ltd.	Russia
Whirlpool CR, spol. s.r.o.	Czech Republic
Whirlpool Canada Acquico (2009) Inc.	Ontario
Whirlpool Canada Co. (post 9/1/05 amalgamation company)	Nova Scotia
Whirlpool Canada Holding Co. (post 4/18/06 amalgamation)	Nova Scotia
Whirlpool Canada LP	Ontario
Whirlpool Canada Luxembourg Holdings S.à r.l.	Luxembourg
Whirlpool Chile Limitada	Chile
Whirlpool Colômbia S.A.	Columbia
Whirlpool Comercial Ltda.	Brazil
Whirlpool Croatia Ltd.	Croatia
Whirlpool do Brasil Investements B.V.	Netherlands
Whirlpool do Brasil Ltda.	Brazil
Whirlpool Ecuador S.A.	Ecuador
Whirlpool Eesti OU	Estonia
Whirlpool El Salvador, S.A. de C.V.	El Salvador
Whirlpool Eletrodomésticos AM S.A.	Brazil
Whirlpool Enterprises, LLC	Delaware
Whirlpool Eurofinance B.V.	Netherlands (The)
Whirlpool Europe B.V.	Netherlands (The)
Whirlpool Europe Coordination Center	Belgium
Whirlpool Europe Holdings B.V.	Netherlands (The)
Whirlpool Europe Holdings Limited	Delaware

Subsidiary and Name Under Which It Does Business	Jurisdiction in Which Organized
Whirlpool Europe S.r.l.	Italy
Whirlpool Europe Srl (Kazakhstan Representative Office)	Kazakhstan
Whirlpool Europe Srl (Russian Representative Office)	Russia
Whirlpool Europe Srl (Slovenia Representative Office)	Slovenia
Whirlpool Europe Srl (Ukraine Representative Office)	Ukraine
Whirlpool Europe Srl (Yugoslavia Representative Office)	Serbia
Whirlpool Finance B.V.	Netherlands (The)
Whirlpool Finance Overseas Ltd.	Bermuda
Whirlpool Financial Corporation	Delaware
Whirlpool Financial Corporation International	Delaware
Whirlpool Floor Care Corp.	Delaware
Whirlpool France SAS	France
Whirlpool Greater China Inc.	Delaware
Whirlpool Greater China Inc. (Hong Kong Branch)	Hong Kong
Whirlpool Guatemala, S.A.	Guatemala
Whirlpool Hellas SA	Greece
Whirlpool Holdings Corporation	Delaware
Whirlpool Home Appliance (Shanghai) Co., Ltd.	China
Whirlpool Home Appliances Limited Liability Company	Turkey
(Whirlpool Elektrikili Ev Aletleri Sanayi ve Ticaret Limited Sirketi)
Whirlpool Hungarian Trading Limited Liability Company	Hungary
Whirlpool Iberia, Sucursal en Espana de Whirlpool Europe s.r.l. (Spanish Branch)	Spain
Whirlpool India Holdings Limited	Delaware
Whirlpool India Holdings Limited (India Branch)	India
Whirlpool of India Limited	India
Whirlpool Insurance Company, Ltd.	Bermuda
Whirlpool Insurance Company, Ltd. (Vermont Branch)	Vermont
Whirlpool Internacional S. de R.L. de C.V.	Mexico
Whirlpool International GmbH	Switzerland
Whirlpool International Manufacturing S.à r.l.	Luxembourg
Whirlpool Ireland (Branch of Whirlpool (UK) Limited)	Ireland
Whirlpool Ireland Limited	Ireland
Whirlpool Japan Inc.	Delaware
Whirlpool Latin America B.V.	Netherlands (The)
Whirlpool Latin America Corporation	Delaware
Whirlpool Latvia S.I.A.	Latvia
Whirlpool Ltd Belgrade	Serbia
Whirlpool Luxembourg Holdings S.à r.l.	Luxembourg
Whirlpool Luxembourg S.à r.l.	Luxembourg
Whirlpool Luxembourg Ventures S.à r.l.	Luxembourg
Whirlpool Management Club, Inc.	Michigan
Whirlpool Management Services Sagl	Switzerland
Whirlpool Manufacturing Corporation	Michigan
Whirlpool Maroc S.a.r.l.	Morocco
Whirlpool Mauritius Limited	Mauritius
Whirlpool Mexico, S.A. de C.V.	Mexico
Whirlpool Microwave Products Development Limited	Hong Kong
Whirlpool NAAG Holdings Corporation	Delaware
Whirlpool NAR Holdings, LLC	Delaware
Whirlpool Nederland B.V.	Netherlands (The)
Whirlpool Nordic A/S	Denmark
Whirlpool Nordic AB	Sweden
Whirlpool Nordic AB (Sweden’s Denmark Branch)	Denmark

Subsidiary and Name Under Which It Does Business	Jurisdiction in Which Organized
Whirlpool Nordic OY	Finland
Whirlpool Norge AS	Norway
Whirlpool Oceania Inc.	Delaware
Whirlpool Overseas Holdings, LLC	Delaware
Whirlpool Overseas Hong Kong Limited	Hong Kong
Whirlpool Overseas Manufacturing S.ár.l.	Luxembourg
Whirlpool Patents Company	Michigan
Whirlpool Peru S.R.L.	Peru
Whirlpool Polska S.A.	Poland
Whirlpool Polska S.A. (Warsaw Branch)	Poland
Whirlpool Portugal Electrodomesticos, Lda.	Portugal
Whirlpool Product Development (Shenzhen) Company Limited	China
Whirlpool Properties, Inc.	Michigan
Whirlpool Puntana S.A.	Argentina
Whirlpool Realty Corporation	Delaware
Whirlpool Romania s.r.l.	Romania
Whirlpool S.A.	Brazil
Whirlpool S.A. Sociedad de Ahorro para Fines Determinados	Argentina
Whirlpool SSC Limited	Ireland
Whirlpool Slovakia spol. s.r.o.	Slovak Republic
Whirlpool South Africa (Proprietary) Limited	South Africa
Whirlpool Southeast Asia Pte	Singapore
Whirlpool Sweden AB	Sweden
Whirlpool Taiwan Co., Ltd.	Taiwan
Whirlpool Technologies, LLC	Michigan
Whirlpool UK Pension Scheme Trustee Limited	England
Whirlpool Ukraine LLC	Ukraine
Wolverine International Finance Corporation	Cayman Islands